UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 19, 2006
PROLINK HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-25007	65-0656268

(Commission File Number)	(IRS Employer Identification No.)

410 South Benson Lane, Chandler, AZ	85224

(Address of Principal Executive Offices)	(Zip Code)
(480) 961-8800

 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
(a)   On April 19, 2006, ProLink Holdings Corp. (the “Company”) dismissed its independent accountant, Hein & Associates LLP (“Hein”). The decision to dismiss Hein was approved by the Audit Committee of the Company’s Board of Directors on April 19, 2006.
     The report of Hein on the Company’s financial statements for the fiscal year ended December 31, 2005, the only report issued by Hein since it was hired on February 27, 2006, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. From the time Hein was engaged as the Company’s independent accountant to provide audit services and during any subsequent interim period preceding the resignation of Hein, there were no disagreements with Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Hein, would have caused Hein to make reference to the subject matter of any such disagreement(s) in connection with its report on the Company’s financial statements during such periods. However, Hein, in connection with its audit for the fiscal year ended December 31, 2005, indicated, as was previously reported in the Company’s Annual Report on Form 10-KSB filed on April 17, 2006, that the Company’s internal controls over the preparation of its annual financial statements failed to detect and/or disclose that warrants to purchase a significant portion of the Company were issued and outstanding prior to October 1, 2005. In the October 1, 2005 financial statements filed by the Company on its Current Report on Form 8-K filed on December 23, 2005, the issuance of these warrants was incorrectly characterized as being issued in conjunction with the reverse merger transaction as a subsequent event rather than issued in connection with a financing prior to October 1, 2005. Accordingly, no expense was reflected in connection with such issuance, and the warrants were not disclosed as outstanding as of the balance sheet date. The warrant issuance was disclosed in the forepart of the related filing and the error did not result in any material difference to the financial statements due to the relatively small amount of expense associated with their issuance.
     The Company has provided Hein with a copy of the foregoing disclosures. Hein has not yet furnished the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree, which letter will be filed by amendment once it is received.
(b)   As a result of the termination of Hein, the Audit Committee of the Company’s Board of Directors appointed Semple & Cooper (“Semple”) to serve as the Company’s independent accountants to provide audit services effective April 20, 2006. During the two prior fiscal years ended December 31, 2005 and the subsequent period that began on January 1, 2006 and ended on April 19, 2006, Semple was not engaged as the Company’s principal accountants to audit its financial statements nor was it consulted regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.
Item 8.01 Other Events.
On April 24, 2006, the Company issued a press release with respect to a correction to its earnings press release of April 17, 2006 concerning the Pro Forma EBITDA, as adjusted, number. A copy of the press release is attached hereto and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

The following exhibit is furnished with this report:

Exhibit No.	Description

16.1	Letter of Hein & Associates LLP regarding its dismissal (to be filed by amendment).
99.1	Press Release dated April 24, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2006	PROLINK HOLDINGS CORP.
	By:	/s/ Lawrence D. Bain
		Name:	Lawrence D. Bain
		Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

16.1	Letter of Hein & Associates LLP regarding its dismissal (to be filed by amendment).
99.1	Press Release dated April 24, 2006.